Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in the Registration Statement on Form F-10 of HEXO Corp. (the “Company”), of our report dated October 25, 2018 relating to the July 31, 2018 and July 31, 2017 consolidated financial statements of the Company.

We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

MNP LLP

Chartered Professional Accountants,

Licensed Public Accountants

Ottawa, Ontario

December 20, 2018